Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter Ended March 31, 2017 Financial Results; Board Declares Quarterly Base Dividend of $0.39 Per Share for the Second Fiscal Quarter of 2017 and a Quarterly Variable Supplemental Dividend of $0.04 Per Share

NEW YORK—(BUSINESS WIRE)—May 3, 2017— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $28.5 million, or $0.48 per share, for the quarter ended March 31, 2017. Net asset value per share was $16.04 at March 31, 2017 as compared to $15.95 at December 31, 2016. The Company’s Board of Directors previously declared a first quarter dividend of $0.39 per share, payable to stockholders of record as of April 7, 2017 that was paid on April 28, 2017.

The Company announced that its Board of Directors has declared a quarterly base dividend of $0.39 per share for stockholders of record as of June 15, 2017, payable on July 14, 2017. The Company’s Board of Directors also declared a quarterly variable supplemental dividend of $0.04 per share for stockholders of record as of May 31, 2017, payable on June 30, 2017. Going forward, in addition to a quarterly base dividend of $0.39 per share, the Company’s Board of Directors expects to also declare, when applicable, a formula-based quarterly variable supplemental dividend in an amount to be determined each quarter.

FINANCIAL HIGHLIGHTS:

(amounts in millions, except per share amounts)

	March 31, 2017	Three Months Ended (unaudited) December 31, 2016	March 31, 2016

Investments at Fair Value	$1,580.3	$1,657.4	$1,563.7
Total Assets	$1,606.9	$1,675.5	$1,584.3
Net Asset Value Per Share	$16.04	$15.95	$15.11

Investment Income	$50.9	$49.7	$42.7
Net Investment Income	$28.5	$28.1	$23.2
Net Income	$28.3	$32.7	$17.8

Net Investment Income Per Share	$0.48	$0.47	$0.42
Net Realized and Unrealized Gains (and Losses) Per Share	($0.01)	$0.08	($0.10)
Net Income Per Share	$0.47	$0.55	$0.32

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.3%	10.4%	10.5%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.4%	10.4%	10.3%

Percentage of Debt Investment Commitments at Floating Rates(1)	100%	98%	96%

(1)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to a floating rate.

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on May 4, 2017. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 92764335

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on May 4 through May 11 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 92764335

Portfolio and Investment Activity

For the three months ended March 31, 2017, gross originations totaled $285.9 million. This compares to $79.2 million for the three months ended December 31, 2016 and $164.6 million for the three months ended March 31, 2016.

For the three months ended March 31, 2017, the Company made new investment commitments of $149.2 million in five new portfolio companies. For this period, the Company had $213.5 million aggregate principal amount in exits and repayments.

For the three months ended March 31, 2016, the Company made new investment commitments of $129.6 million, including $78.5 million in four new portfolio companies and $51.1 million in four existing portfolio companies. For this period, the Company had $45.8 million aggregate principal amount in exits and repayments.

As of March 31, 2017 and December 31, 2016, the Company had investments in 48 and 52 portfolio companies, respectively, with an aggregate fair value of $1,580.3 million and $1,657.4 million, respectively.

As of March 31, 2017, the portfolio based on fair value consisted of 98.5% first-lien debt investments, 0.2% second-lien debt investments, and 1.3% equity and other investments. As of December 31, 2016, the portfolio based on fair value consisted of 96.5% first-lien debt investments, 1.2% second-lien debt investments, 0.6% mezzanine and unsecured debt investments, and 1.7% equity and other investments.

As of March 31, 2017, 100.0% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 92.7% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Senior Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to continue to align the interest rates of its liabilities with its investment portfolio.

As of March 31, 2017 and December 31, 2016, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.3% and 10.4%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.4% and 10.4%, respectively.

As of March 31, 2017, 94.6% of the portfolio at fair value was meeting all payment and covenant requirements. One investment was on non-accrual status at March 31, 2017, and was subsequently restructured post quarter end into a performing credit and equity investment.

Results of Operations for the Three Months Ended March 31, 2017 compared to the Three Months Ended March 31, 2016

Investment Income

For the three months ended March 31, 2017 and 2016, investment income totaled $50.9 million and $42.7 million, respectively. The increase in investment income was primarily driven by an increase in the average size of the investment portfolio, higher accelerated amortization of upfront fees from unscheduled paydowns, and higher syndication and amendment fees.

Expenses

Net expenses totaled $21.7 million and $19.1 million for the three months ended March 31, 2017 and 2016, respectively. The increase in net expenses was primarily due to an increase in the average interest rate on the debt outstanding following the issuance of the 2022 Convertible Senior Notes and an increase in LIBOR, as well as higher management and incentive fees.

Liquidity and Capital Resources

As of March 31, 2017, the Company had $7.0 million in cash and cash equivalents, total principal value of debt outstanding of $620.2 million, and $554.8 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 3.2% and 2.8% for the three months ended March 31, 2017 and December 31, 2016, respectively.

The Company is rated BBB- with stable outlook by both Fitch Ratings and Standard and Poor’s.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,483,055 and $1,567,673, respectively)	$1,518,165	$1,591,544
Controlled, affiliated investments (amortized cost of $104,018 and $100,014, respectively)	62,113	65,859

Total investments at fair value (amortized cost of $1,587,073 and $1,667,687, respectively)	1,580,278	1,657,403
Cash and cash equivalents (includes restricted cash of $2,601 and $1,088, respectively)	7,030	5,954
Interest receivable	7,914	9,678
Receivable for interest rate swaps	223	69
Receivable for investments sold	7,080	—
Prepaid expenses and other assets	4,355	2,428

Total Assets	$1,606,880	$1,675,532

Liabilities
Debt (net of deferred financing costs of $14,096 and $11,019, respectively)	$603,999	$680,709
Management fees payable to affiliate	6,071	6,269
Incentive fees payable to affiliate	6,050	5,889
Dividends payable	23,337	23,289
Payables to affiliate	1,348	1,555
Other liabilities	6,434	5,609

Total Liabilities	647,239	723,320

Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 59,928,121 and 59,805,285 shares issued, respectively; and 59,839,041 and 59,716,205 shares outstanding, respectively	599	598
Additional paid-in capital	900,596	898,868
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Undistributed net investment income	48,619	50,142
Net unrealized gains (losses)	(726)	1,422
Undistributed net realized gains	11,912	2,541

Total Net Assets	959,641	952,212

Total Liabilities and Net Assets	$1,606,880	$1,675,532

Net Asset Value Per Share	$16.04	$15.95

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$47,770	$39,170
Dividend income	1	474
Other income	2,125	723

Total investment income from non-controlled, non-affiliated investments	49,896	40,367
Investment income from controlled, affiliated investments:
Interest from investments	1,000	2,333
Other income	52	51

Total investment income from controlled, affiliated investments	1,052	2,384

Total Investment Income	50,948	42,751

Expenses
Interest	6,865	5,298
Management fees	6,071	5,748
Incentive fees	6,050	4,902
Professional fees	1,286	1,923
Directors’ fees	106	97
Other general and administrative	1,301	1,254

Total expenses	21,679	19,222

Management and incentive fees waived	—	(98)

Net Expenses	21,679	19,124

Net Investment Income Before Income Taxes	29,269	23,627
Income taxes, including excise taxes	750	435

Net Investment Income	28,519	23,192
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	11,240	197
Controlled, affiliated investments	(7,750)	(4,359)
Translation of assets and liabilities in foreign currencies	(5,793)	(2,703)
Interest rate swaps	154	1,240

Total net change in unrealized losses	(2,149)	(5,625)

Realized gains:
Non-controlled, non-affiliated investments	1,322	—
Foreign currency transactions	586	204

Total realized gains	1,908	204

Total Unrealized and Realized Gains (Losses)	(241)	(5,421)

Increase in Net Assets Resulting from Operations	$28,278	$17,771

Earnings per common share—basic and diluted	$0.47	$0.32

Weighted average shares of common stock outstanding—basic and diluted	59,796,731	55,802,270

The Company’s investment activity for the three months ended March 31, 2017 and 2016 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2017	March 31, 2016
New investment commitments:
Gross originations	$285.9	$164.6
Less: Syndications/sell downs	136.7	35.0

Total new investment commitments	$149.2	$129.6
Principal amount of investments funded:
First-lien	$142.2	$127.5
Second-lien	—	—
Mezzanine and unsecured	—	2.1
Equity and other	—	—

Total	$142.2	$129.6
Principal amount of investments sold or repaid:
First-lien	$175.6	$43.6
Second-lien	15.7	—
Mezzanine and unsecured	11.5	2.2
Equity and other	10.7	—

Total	$213.5	$45.8

Number of new investment commitments in new portfolio companies	5	4
Average new investment commitment amount in new portfolio companies	$29.8	$19.6
Weighted average term for new investment commitments in new portfolio companies (in years)	5.6	5.0
Percentage of new debt investment commitments at floating rates (1)	100.0%	98.3%
Percentage of new debt investment commitments at fixed rates	—	1.7%
Weighted average interest rate of new investment commitments	9.4%	9.0%
Weighted average spread over LIBOR of new floating rate investment commitments (1)	8.7%	8.0%
Weighted average interest rate on investments sold or paid down	9.3%	8.8%

(1)	Includes one fixed rate investment for the three months ended March 31, 2017 for which we entered into an interest rate swap agreement to swap to a floating rate.

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $18 billion of assets under management as of December 31, 2016, and the broader TPG platform, a global private investment firm with approximately $72 billion of assets under management as of December 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu

212-601-4753

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com